UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2015

SeaSpine Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2302 La Mirada Drive, Vista, California	92081
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 727-8399

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2015, the Board of Directors (the “Board”) of SeaSpine Holdings Corporation (the “Company”) increased the size of the Board from two to three members and elected Stuart M. Essig, Ph.D. to the Board effective immediately for a term continuing until his successor has been duly appointed and qualified. The Board determined that Dr. Essig will be an independent director within the meaning of the listing requirements of the NASDAQ. Dr. Essig was appointed to the Audit Committee of the Board and as chair of the Audit Committee.

There are no arrangements or understandings between Dr. Essig and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions involving the Company and Dr. Essig that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

The Company will enter into an indemnification agreement with Dr. Essig in the form of the Company’s standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.7 to the Company’s Registration Statement on Form 10, which the Company filed with the Securities and Exchange Commission on June 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

By:	/s/ John J. Bostjancic
	Name:	John J. Bostjancic
	Title:	Chief Financial Officer

Date: June 19, 2015